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                                EXHIBIT 8 (a)(l)

  AMENDMENT TO PARTICIPATION AGREEMENT AMONG VARIABLE INSURANCE PRODUCTS FUND, FIDELITY DISTRIBUTORS CORPORATION AND CANADA LIFE INSURANCE COMPANY OF AMERICA




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                AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT AMONG

                        VARIABLE INSURANCE PRODUCTS FUND

                       FIDELITY DISTRIBUTORS CORPORATION

                                      and

                    CANADA LIFE INSURANCE COMPANY OF AMERICA

         WHEREAS, CANADA LIFE INSURANCE COMPANY OF AMERICA (the "Company"), VARIABLE INSURANCE PRODUCTS FUND (the "Fund") and FIDELITY DISTRIBUTORS CORPORATION have previously entered into a Participation Agreement (the "Agreement") containing certain arrangements concerning prospectus costs; and

         WHEREAS, the Trustees of the Fund have approved certain changes to the expense structure of the Fund; and

         NOW, THEREFORE, the parties do hereby agree to amend the Agreement by substituting the following arrangement in place of any inconsistent language in the Participation Agreement, wherever found:

         1. The Fund will provide to the Company each year, at the Fund's cost, such number of prospectuses and Statements of Additional Information as are actually distributed to the Company's then-existing variable life and/or variable annuity contract owners.

         2. If the Company takes camera-ready film or computer diskettes containing the Fund's prospectus and/or Statement of Additional Information in lieu of receiving hard copies of these documents, the Fund will reimburse the Company in an amount computed as follows. The number of prospectuses and Statements of Additional Information actually distributed to existing contract owners by the Company will be multiplied by the Fund's actual per-unit cost of printing the documents.

         3. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund in order to verify that the prospectuses and Statements of Additional Information provided to the Company, or the reimbursement made to the Company, are or have been used only for the purposes set forth hereinabove.

         IN WITNESS WHEREOF we have set our hand as of the 15th day of December, 1994.


         CANADA LIFE INSURANCE COMPANY OF AMERICA

         By:      /s/ David A. Hopkins
                  -----------------------------------
         Name:    David A. Hopkins
                  -----------------------------------
         Title:   Assistant Secretary
                  -----------------------------------


         VARIABLE INSURANCE PRODUCTS FUND

         By:      /s/ J. Gary Burkhead
                  -----------------------------------
         Name:    J. Gary Burkhead
                  -----------------------------------
         Title:   Senior Vice President
                  -----------------------------------


         FIDELITY DISTRIBUTORS CORPORATION

         By:      /s/ Kurt A. Lange
                  -----------------------------------
         Name:    Kurt A. Lange
                  -----------------------------------
         Title:   President
                  -----------------------------------